Exhibit 10.48
AMENDMENT NO. 5
TO
THE J. M. SMUCKER COMPANY RESTORATION PLAN
(Amended and Restated Effective January 1, 2013)

    The J. M. Smucker Company hereby adopts this Amendment No. 5 to The J. M. Smucker Company Restoration Plan (Amended and Restated Effective January 1, 2013) (the “Plan”). Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined. Section 1 of this Amendment No. 5 shall be effective for distributions after the date of execution set forth below. Section 2 of this Amendment No. 5 shall be effective as of the date of execution set forth below.
Section 1
    Section 2.8(c)(i) of the Plan is hereby amended in its entirety to read as follows:
“(i)    In the event of Separation from Service, except as provided in Section 2.8(d) and subject to Section 2.8(h), the Participant’s Account shall be distributed or commence to be distributed after the later of (A) attainment of age 55; and (B) six months following Separation from Service;”

Section 2

Section 2.8(e) of the Plan is hereby amended in its entirety to read as follows:

“(e)    No Benefit Payable upon Certain Events: The right of any Participant or Beneficiary to receive any amount credited to such Participant’s Matching Contribution Amount and Restoration Contribution Account (collectively, the “Employer Account”) will be terminated, or if payment thereof has begun, all future payments will be discontinued and forfeited, in the event that (i) the Participant at any time wrongly discloses any secret process, trade secret, or other confidential information of the Company and the Company’s board of directors reasonably determines such disclosure has had or would be expected to have a significant adverse impact on the Company; or (ii) the Participant’s employment is terminated because the Company determines the Participant (A) engaged in dishonest or fraudulent acts against the Company, (B) willfully injured property of the Company, or (C) conspired against the Company.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to the Plan to be executed this 16th day of April, 2025.
THE J. M. SMUCKER COMPANY
By: /s/ Jill R. Penrose
Name: Jill R. Penrose
Title: Chief People and Company Services Officer

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